SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2000

HAYES LEMMERZ INTERNATIONAL, INC.

Delaware	1-11592	13-3384636

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15300 Centennial Drive, Northville, Michigan	48167

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code (734) 737-5000

TABLE OF CONTENTS

Item 5. Other Events

      On April 18, 2000, stockholders (collectively, the “Stockholders”) of Hayes Lemmerz International, Inc. (the “Company”) owning in excess of 75% of the Company’s outstanding Common Stock, sent a letter (the “Withdrawal Letter”) to the Board of Directors of the Company withdrawing the offer which the Stockholders had made on January 9, 2000 (the “Stockholder Offer”) to acquire all of the shares of the Company’s Common Stock not owned by the Stockholders for $21 per share in cash. The Withdrawal Letter stated that the Stockholders had engaged in discussions with representatives of the Special Committee of the Board of Directors which had been appointed to consider the Stockholder Offer and, based upon such discussions, the Stockholders believed that it was unlikely that they would be able to reach agreement with the Special Committee as to the price per share to be paid to the Company’s minority stockholders.

      The Withdrawal Letter and the press release issued by the Company regarding this matter are being filed as Exhibits to this report and are incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c) Exhibits 99(1) Letter, dated as of April 18, 2000, on behalf of the Stockholders to the Board of Directors of the Company.

99(2) Press Release of the Company, dated April 19, 2000, with respect to the receipt of the Withdrawal Letter.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

Date:	April 19, 2000	By: /s/ William D. Shovers William D. Shovers Vice President - Finance

Exhibit Index

Exhibit No.	Description

99(1)	Letter, dated as of April 18, 2000, on behalf of the Stockholders to the Board of Directors of the Company.

99(2)	Press Release of the Company, dated April 19, 2000, with respect to the receipt of the Withdrawal Letter.

EXHIBIT 99(1)

JOSEPH LITTLEJOHN & LEVY, INC.
450 LEXINGTON AVENUE
NEW YORK, NEW YORK 10017

April 18, 2000

Board of Directors
Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, MI 48167

Gentlemen:

      Reference is made to our letter dated January 9, 2000 pursuant to which Joseph Littlejohn & Levy Fund II, L.P., on behalf of the holders of in excess of 75% of the outstanding common stock of Hayes Lemmerz International, Inc. (the “Company”), offered to acquire all of the shares of the Company’s common stock not owned by such stockholders for $21 per share in cash (the “Proposal”).

      As you know, we have engaged in discussions with representatives of the Special Committee of the Company’s Board of Directors with respect to the Proposal. Based upon such discussions, we believe that it is unlikely that we will be able to reach an agreement as to the price per share to be paid to the Company’s minority stockholders. Accordingly, we hereby withdraw the Proposal.

Very truly yours,

JOSEPH LITTLEJOHN & LEVY FUND II, L.P. By: Joseph Littlejohn & Levy Associates II, L.P., Its General Partner

By: /s/ Paul S. Levy Paul S. Levy General Partner

EXHIBIT 99(2)

[HAYES LEMMERZ LOGO]

NEWS RELEASE

Contact: William Shovers
              Hayes Lemmerz International, Inc.
              (734) 737-5100

HAYES LEMMERZ INTERNATIONAL MAJORITY STOCKHOLDERS
WITHDRAW GOING PRIVATE PROPOSAL

DETROIT, MICHIGAN, April 19, 2000 - Hayes Lemmerz International, Inc. (NYSE: HAZ) announced today that stockholders, owning in excess of 75% of Hayes common stock, had withdrawn their previously announced proposal to acquire the remaining shares of Hayes for $21 per share in cash. The majority stockholders informed Hayes that, based on discussions with representatives of the special committee of the Hayes Board, the majority stockholders believed that it was unlikely that they would be able to reach an agreement as to the price per share to be paid to the Company’s minority stockholders.

      The majority stockholders had made their proposal on January 9, 2000 and the Company had formed a special committee of its independent directors to review the proposal.

      Hayes Lemmerz International, Inc. is one of the world’s leading global suppliers of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight component. The Company has annual sales of $2.3 billion with 43 plants, joint venture facilities and over 15,000 employees worldwide.

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